Exhibit 99.1

PROXY CARD

NEWHOLD INVESTMENT CORP III

PROXY FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Kevin Charlton and Samy Hammad, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of NewHold Investment Corp III (“NewHold”) held of record by the undersigned at the close of business on July 29, 2026 at the Extraordinary General Meeting of Shareholders of NewHold to be held at [_] on [_], 2026, at [_] a.m. Eastern Time or at any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 3 BELOW.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon, subject to the passing of the Merger Proposal, as an ordinary resolution, a proposal to approve and the entry into, execution and adoption of the business combination agreement dated as of May 26, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among NewHold, NewCleo Ltd., a private limited company incorporated under the laws of England and Wales (and, following its re-registration to a public limited company under the laws of England and Wales, the “Company”), newcleo1 Ltd., a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and newcleo2 Ltd., a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub 2” ), and approve the transactions contemplated thereby, pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, (a) Merger Sub 1 shall be merged with and into NewHold, as a result of which the separate corporate existence of Merger Sub 1 will cease and NewHold will continue as the surviving company and a wholly owned subsidiary of the Company (the “First Merger” and the post-First Merger NewHold, the “First Merger Surviving Company”), and (b) First Merger Surviving Company shall be merged with and into Merger Sub 2, as a result of which the separate corporate existence of the First Merger Surviving Company will cease and Merger Sub 2 will continue as the surviving company and a wholly owned subsidiary of the Company. The Business Combination and other transactions contemplated by the Business Combination Agreement are referred to as the “Transactions.” A copy of the Business Combination Agreement is attached as Annex A to the accompanying proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 2 — The Merger Proposal — to consider and vote upon, subject to the passing of the Business Combination Proposal, as a special resolution, a proposal to approve the plan of merger with respect to the First Merger (the “First Plan of Merger”), pursuant to which NewHold will merge with and into Merger Sub 1, as a result of which the separate corporate existence of Merger Sub 1 will cease and NewHold will continue as the surviving company. A copy of the First Plan of Merger is attached as Annex A-1 to the accompanying proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 3 — The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary in the opinion of the chairman of NewHold, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more proposals presented to the shareholders for vote.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.